Exhibit 99.1

Microbot Medical Successfully Completes an Extensive Pre-Clinical Study Performed in the US

The study was conducted over two days by a team of global key opinion leaders and with participation of executives from the medical industry

HINGHAM, Mass., June 29, 2023 – Microbot Medical Inc. (Nasdaq: MBOT), the developer of the LIBERTY® Robotic Surgical System, the first single-use endovascular robotic surgical system, today announced the successful completion of an extended pre-clinical study held by leading key opinion leaders (“KOLs”) at a New York-based research lab.

A team of leading interventional radiologists utilized the system and performed dozens of catheterizations, including the utilization of the system’s remote operation capabilities, to pre-determined vascular targets, with a 100% success rate of reaching the intended target with no observable on-site complications.

In addition, it was the first study that the Company allowed participants of leading organizations from the medical industry to join.

Very similar to previous studies, the Company received positive real-time user feedback, including with respect to the intuitiveness of the system, ease of set up and use, and value added that they see with the ability to control procedures remotely via the LIBERTY Robotic Surgical System’s remote controller. Moreover, the Company received valuable input from the industry participants, which aligned to the value proposition LIBERTY is expected to bring to the market and which the Company believes will assist in the future adoption of LIBERTY when commercialized.

“We continue to expand our close relationships with international KOLs and, for the first time, we incorporated executives from the medical industry. We believe that our LIBERTY Robotic Surgical System has the potential to benefit patients, physicians and commercial organizations from the medical field as we continue to advance in the regulatory process with the FDA and other regions across the world. Following several successful studies in Europe, and now in the US, the support and endorsement we receive has great value for our future commercial plans,” commented Harel Gadot, Microbot’s Chief Executive Officer.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, with the goals of improving clinical outcomes for patients and increasing accessibility through the natural and artificial lumens within the human body.

The LIBERTY® Robotic Surgical System aims to improve the way surgical robotics are being used in endovascular procedures today, by eliminating the need for large, cumbersome, and expensive capital equipment, while reducing radiation exposure and physician strain. The Company believes the LIBERTY® Robotic Surgical System’s remote operation has the potential to be the first system to democratize endovascular interventional procedures.

Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of LIBERTY®, the outcome of its studies to evaluate LIBERTY®, whether the Company’s core business focus program and cost reduction plan are sufficient to enable the Company to continue to focus on its LIBERTY technology while it stabilizes its financial condition and seeks additional working capital , any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct regulatory studies which could adversely affect or delay such studies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michal Efraty

+972-(0)52-3044404

IR@microbotmedical.com